MEMORANDUM OF UNDERSTANDING

between

YINFU GOLD CORPORATION

and

CHINA INTERNATIONAL ECONOMIC COOPERATION
DEVELOPMENT BUREAU

MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING ("MOU") is made on September 17, 2010

BETWEEN:

(1) Yinfu Gold Corporation, a Wyoming corporation quoted on the OTC Bulletin Board under the symbol "ELRE" with its principal office located at Two IFC, 19th fl, 8 Finance Street, Central, Hong Kong (hereinafter referred to as "Yinfu"); and

China International Economic Cooperation Development Bureau ") is a China government bureau with its principal office located at Address: Room 2125, No.25, Yuetan North Street, Xicheng District, Beijing 100834, China (hereinafter referred to as "CIECDB")

WHEREAS:

(A) Yinfu wishes to acquire the Zhaishang gold property at Min County in Gansu Province China ; and

(B) China International Economic Cooperation Development Bureau ("CIECDB") is a China government bureau that can assist Yinfu to acquire the gold property.

IT IS HEREBY AGREED AS FOLLOWS:

1. Negotiation

CIECDB agrees to mobilize its employees and contacts to explore the business opportunity to acquire the Zhaishang gold property at Min County in Gansu Province, with a reported gold resource potential of 108 tonnes of gold, on behalf of Yinfu.

2. Formal Agreement

Yinfu and CIECDB agree to diligently and in good faith negotiate a formal acquisition agreement with the Gansu mine owners that will detail terms and business requirements, will incorporate the principal payment terms and conditions, and when executed by both parties, will supersede the terms of this MOU.

3. Consents and Approvals

3.1 Yinfu and CIECDB will use their best efforts to obtain the necessary board approvals for the transactions contemplated by this MOU and/or the subsequent Agreement.

3.2 The parties will use their best efforts to obtain all necessary regulatory approvals and any necessary shareholder approvals prior to the execution of the Agreement and to co-

operate in providing any documentation necessary to effect the transaction contemplated by this acquisition.

4. Termination

Yinfu and CIECDB agree that this MOU with have a term of ten months and may be renewed if agreed to in writing by both parties.

5. Confidentiality

5.1 The parties acknowledge that they will be providing each other information that is non-public, confidential, and proprietary in nature (the "Confidential Information"). Each of Yinfu and CIECDB (and their respective directors, officers, affiliates, representatives, agents and employees) will keep such information confidential and will not, except as otherwise provided below, disclose such information or use such information for any purpose other than for the evaluation and consummation of the transaction contemplated by this MOU. The foregoing will not apply to information that:

(a) becomes generally available to the public absent any breach of the foregoing;

(b) was available on a non-confidential basis to a party prior to its disclosure pursuant to this MOU; or

(c) becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential.

5.2 Each of Yinfu and CIECDB agrees that it will not make any public disclosure of the existence of this MOU or of any of its terms without first advising the other party and obtaining the written consent of such other party to the proposed disclosure, unless such disclosure is required by applicable law or regulation, in which event the party contemplating disclosure will inform the other party of and obtain its consent to the form and content of such disclosure, which consent will not be unreasonably withheld or delayed.

6. Publicity

Upon the execution of this MOU, Yinfu will issue a news release and a disclosure on US SEC Form 8-K as required by SEC laws, regarding this MOU and the transaction contemplated herein. Thereafter, neither Yinfu nor CIECDB shall make announcements regarding the transaction contemplated by this MOU that has not been previously reviewed and commented on by the other, except that Yinfu may issue a news release or make a disclosure filing with a regulatory authority if its counsel advises that such news release or disclosure filing is necessary in order to comply with applicable law or the rules and policies of any securities regulatory authority having jurisdiction over it, in which case it will first make a reasonable effort to obtain the approval of CIECDB, which approval will not be unreasonably withheld or delayed. .

7. Expenses

Each of Yinfu and CIECDB will bear their own respective costs and expenses associated with this MOU and the transaction contemplated herein.

8. Assignment

Neither party shall assign this MOU agreement or any interest herein, nor delegate any obligation hereunder without the prior written consent of the other party.

9. Limitation of Liability

In no event shall either party be liable to the other for indirect, consequential, incidental, special or punitive damages, or for loss of use, lost profits or loss of goodwill, whether arising under theories of contract, tort (including negligence) or otherwise as a result of this MOU or the transaction contemplated herein.

10. Waiver

The waiver of any term or condition contained in this MOU by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this MOU.

11. Entire Agreement

This MOU contains all of the terms and conditions agreed upon by the parties relating to the agreement and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understanding and communications of the parties, whether oral or written, respecting the subject matter hereof.

12. Governing Law

The binding obligations of this MOU is and will be deemed to be made in China, and for all purposes, will be governed exclusively by and construed and enforced in accordance with the laws prevailing in China.

IN WITNESS WHEREOF this MOU has been executed by the parties as of the date and year first above written.

Yinfu Gold Corporation

Signed: ______________________________
Daniel Mckinney – President & CEO

China International Economic Cooperation Development Bureau

Signed: ______________________________
Yunde Cao – Deputy Director